Exhibit 99.2

Notice of Guaranteed Delivery

The Western Union Company

Offer to Exchange

All Outstanding 5.253% Notes due 2020

(CUSIP Nos. 959802 AK 5 and U95769 AF 9)

for

5.253% Notes due 2020

That Have Been Registered Under the Securities Act of 1933

PURSUANT TO THE PROSPECTUS DATED                     , 2010

The exchange offer will expire at             , New York City time, on                     , 2010, unless extended by The Western Union Company (such date and time, as they may be extended, the “expiration date”). Outstanding notes tendered before the expiration date may be withdrawn at any time before the expiration date.

As set forth in the prospectus dated             , 2010 (the “prospectus”) under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the accompanying letter of transmittal (the “letter of transmittal”) and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offers if certificates representing the 5.253% Notes due 2020 (the “outstanding notes”), of The Western Union Company, a Delaware corporation (the “Company”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a holder’s certificates or other required documents to reach the Exchange Agent on or prior to the expiration date. Such form may be delivered by mail, hand delivery, overnight courier or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in “Exchange Offer — Procedures for Tendering Outstanding Notes” section of the prospectus) unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the prospectus.

Delivery to:

Wells Fargo Bank, N.A.

As Exchange Agent

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6 th St & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building -12th Floor 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (for eligible institutions only):	For informational requests:
(612) 667-6282	Wells Fargo Bondholder Communications (800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies & Gentlemen:

Upon the terms and subject to the conditions set forth in the prospectus and the accompanying letter of transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company $             principal amount of outstanding notes, pursuant to the guaranteed delivery procedures set forth in the prospectus and accompanying letter of transmittal.

5.253% NOTES DUE 2020

Certificate Number(s)	Principal Amount Tendered

If outstanding notes will be tendered by book-entry transfer to The Depository Trust Company (“DTC”), provide account number (as applicable).

Account No.

The undersigned authorizes the Exchange Agent to deliver this notice of guaranteed delivery to the Company and Wells Fargo Bank, National Association, as Trustee, with respect to the outstanding notes tendered pursuant to the Exchange Offer.

All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

SIGN HERE

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

(Please Type or Print)

Address

Zip Code

Area code and Telephone Number

Dated:                    , 2010

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates representing the Outstanding notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such outstanding notes into the Exchange Agent’s account at DTC, with a properly completed and duly executed Agent’s Message (as defined in the letter of transmittal) or letter of transmittal, as the case may be, with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Address	Dated: , 2010

Area Code and Telephone Number

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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